UNITED STATES
SECURITIES AND EXCHANGE COMMISION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
To Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 30, 2006

Commission file number: 000-27795

SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.

(Name of small business issuer in our charter)

Ontario, Canada	5900	98 0427526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3675 N E Skyline Drive, Jensen Beach, FL 34957-3917
Telephone: 772-334-7129

Item 5.02.

On November 30, 2006, Michael T. Williams was elected Director and in such capacity is acting as Principal Executive Officer, Principal Accounting Officer, and Principal Financial Officer pending formal replacement of Mr. Richard Smitten who held such positions until his death in September 2006.

Since 1997, Mr. Williams has been principal of Williams Law Group, P.A., Tampa FL.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 Smitten Press: Local Lore and Legends, Inc.
(Registrant)

Dated: December 3, 2006
By:  /s/ MICHAEL T. WILLIAMS

MICHAEL T. WILLIAMS, Director